UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 21, 2004


                               CALPINE CORPORATION
                            (A Delaware Corporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.  OTHER EVENTS

NEWS RELEASE                                             CONTACTS:  408-995-5115
                                    Media Relations: Katherine Potter, Ext. 1168
                                     Investor Relations: Rick Barraza, Ext. 1125


         Calpine Announces Redemption of HIGH TIDES I and HIGH TIDES II

     (SAN JOSE, Calif.), /PR Newswire - FirstCall/ Oct. 21, 2004 -- Calpine Corporation [NYSE: CPN] today announced that it has completed the redemption of its outstanding 5 3/4% HIGH TIDES I preferred securities and 5 1/2% HIGH TIDES II preferred securities (HIGH TIDES). The redemption price paid per each $50 principal amount of HIGH TIDES was $50 plus accrued and unpaid distributions to the redemption date in the amount of $0.6309 with respect to HIGH TIDES I and $0.6035 with respect to HIGH TIDES II.

     All rights of the holders of the HIGH TIDES have ceased, except the right of such holders to receive the redemption price which was deposited with The Depository Trust Company, and such HIGH TIDES have ceased to be outstanding.

     In connection with the redemption of the HIGH TIDES, the entire outstanding principal amount of Calpine's convertible subordinated debentures held by Calpine Capital Trust and Calpine Capital Trust II were also redeemed and have ceased to be outstanding. Calpine intends to cause both Trusts to be terminated.

     Calpine Corporation, celebrating its 20th year in power, is a North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine, founded in 1984, is listed on the S&P 500 and was named FORTUNE's 2004 Most Admired Energy Company. Calpine is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION

                               By:      /s/ Charles B. Clark, Jr.
                               -------------------------------------------------
                                          Charles B. Clark, Jr.
                                Senior Vice President and Corporate Controller,
                                        Chief Accounting Officer

Date: October 22, 2004